                                                                      EXHIBIT 11

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                         ATTRIBUTABLE TO COMMON STOCKS

                                              YEAR ENDED DECEMBER 31, 1996
                                            ---------------------------------
                                             $1 2/3
                                            PAR VALUE     CLASS E     CLASS H
                                             COMMON       COMMON      COMMON
                                              STOCK        STOCK       STOCK
                                            ---------     -------     -------
                                               (DOLLARS IN MILLIONS EXCEPT
                                                   PER SHARE AMOUNTS)
Income from continuing operations.......     $4,670        $  --       $ 283
Income (loss) from discontinued
  operations............................         (5)          15          --
                                             ------        ------      -----
  Net income............................      4,665           15         283
Dividends on preference stocks..........         81           --          --
                                             ------        ------      -----
  Earnings on common stocks.............      4,584           15         283
Dividends on common stocks..............      1,209          145          94
                                             ------        ------      -----
  Net earnings retained (loss
     accumulated).......................     $3,375        $(130)      $ 189
                                             ======        ======      =====
Memo:
Net earnings retained from continuing
  operations............................     $3,380        $  --       $ 189
                                             ======        ======      =====
Loss accumulated from discontinued
  operations............................     $   (5)       $(130)      $  --
                                             ======        ======      =====
Weighted average shares outstanding (in
  millions).............................        756          470          98
                                              =====         ====         ===
Per Share Data
Net earnings retained per share from
  continuing operations.................     $ 4.47        $  --       $1.92
Loss accumulated per share from
  discontinued operations...............      (0.01)       (0.26)         --
Cash dividends per share................       1.60         0.30        0.96
                                             ------        ------      -----
  Net earnings per share................     $ 6.06        $0.04       $2.88
                                             ======        ======      =====

-------------------------

Note: The difference between fully diluted and primary earnings per share is immaterial.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                   ATTRIBUTABLE TO COMMON STOCKS -- CONTINUED

                                                                  YEAR ENDED DECEMBER 31, 1995
                                                                ---------------------------------
                                                                 $1 2/3
                                                                PAR VALUE     CLASS E     CLASS H
                                                                 COMMON       COMMON      COMMON
                                                                  STOCK        STOCK       STOCK
                                                                ---------     -------     -------
                                                                   (DOLLARS IN MILLIONS EXCEPT
                                                                       PER SHARE AMOUNTS)
Income from continuing operations before cumulative effect
  of accounting change......................................     $5,768        $  --       $ 265
Income from discontinued operations.........................        105          795          --
Cumulative effect of accounting change......................        (52)          --          --
                                                                 ------        -----       -----
  Net income................................................      5,821          795         265
Preference shares tender offer premium......................        153           --          --
Dividends on preference stocks..............................        211           --          --
                                                                 ------        -----       -----
  Earnings on common stocks.................................      5,457          795         265
Dividends on common stocks..................................        824          205          88
                                                                 ------        -----       -----
  Net earnings retained.....................................     $4,633        $ 590       $ 177
                                                                 ======        =====       =====
Memo:
Net earnings retained from continuing operations............     $4,528        $  --       $ 177
                                                                 ======        =====       =====
Income retained from discontinued operations................     $  105        $ 590       $  --
                                                                 ======        =====       =====
Weighted average shares outstanding (in millions)...........        750          405          96
                                                                  =====         ====         ===
Per Share Data
Net earnings retained per share from continuing operations
  before cumulative effect of accounting change.............     $ 6.04        $  --       $1.85
Income retained per share from discontinued operations......       0.14         1.44          --
Cumulative effect of accounting change......................      (0.07)          --          --
Cash dividends per share....................................       1.10         0.52        0.92
                                                                 ------        -----       -----
  Net earnings per share....................................     $ 7.21        $1.96       $2.77
                                                                 ======        =====       =====

-------------------------

Note: The difference between fully diluted and primary earnings per share is immaterial.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                   ATTRIBUTABLE TO COMMON STOCKS -- CONCLUDED

                                                                  YEAR ENDED DECEMBER 31, 1994
                                                                ---------------------------------
                                                                 $1 2/3
                                                                PAR VALUE     CLASS E     CLASS H
                                                                 COMMON       COMMON      COMMON
                                                                  STOCK        STOCK       STOCK
                                                                ---------     -------     -------
                                                                   (DOLLARS IN MILLIONS EXCEPT
                                                                       PER SHARE AMOUNTS)
Income from continuing operations before cumulative effect
  of accounting change......................................     $4,617        $  --       $  249
Income from discontinued operations.........................        349          444           --
Cumulative effect of accounting change......................       (751)          --           (7)
                                                                 ------        -----       ------
  Net income................................................      4,215          444          242
Dividends on preference stocks..............................        321           --           --
                                                                 ------        -----       ------
  Earnings on common stocks.................................      3,894          444          242
Dividends on common stocks..................................        593          125           74
                                                                 ------        -----       ------
  Net earnings retained.....................................     $3,301        $ 319       $  168
                                                                 ======        =====       ======
Memo:
Net earnings retained from continuing operations............     $2,952        $  --       $  168
                                                                 ======        =====       ======
Income retained from discontinued operations................     $  349        $ 319       $   --
                                                                 ======        =====       ======
Weighted average shares outstanding (in millions)...........        741          260           92
                                                                  =====         ====          ===
Per Share Data
Net earnings retained per share from continuing operations
  before cumulative effect of accounting change.............     $ 4.94        $  --       $ 1.90
Income retained per share from discontinued operations......       0.46         1.23           --
Cumulative effect of accounting change......................      (1.05)          --        (0.08)
Cash dividends per share....................................       0.80         0.48         0.80
                                                                 ------        -----       ------
  Net earnings per share....................................     $ 5.15        $1.71       $ 2.62
                                                                 ======        =====       ======

-------------------------

Note: The difference between fully diluted and primary earnings per share is immaterial.